Exhibit 99.1
ARRIS Presentation Transcript
UBS Global Communications and Technology Conference
Wednesday, November 14, 2007
Grand Hyatt Hotel, New York
Introducer: Okay, we’re going to get started here, just to try and stay on time here. So we’re happy to have at this presentation ARRIS. Presenting from the company is the CEO Bob Stanzione. We also have Dave Woodle, CEO of C-COR, who will be around for the Q&A and the breakout later. So, as you know, both companies are in the middle of a merger, and there will be a lot of discussion on that in this presentation. So with that, let me turn it over to Bob to go through the presentation.
[Unintelligible]
Bob Stanzione: I’d also like to [unintelligible] Jim Bauer, who is our head of investor relations, who’s sitting down here in the front. Welcome to our presentation this morning. Most of the presentation is really dealing with the value of the combination of our two companies, C-COR and ARRIS. So I’ll get right into it. Please pay particular attention to the safe harbor page and the additional information in the first two slides.
     So let me start by saying that ARRIS is a leading provider of high-speed data and IP telephony solutions to the cable TV industry. We are the largest in our sector and we report our results in two categories. One is called “Broadband” and the other is called “Supplies and CPE.” And the product groups within those categories are “CMTS” or “Cable Modem Terminating Systems.” These are the devices that are located in the cable network and all of the high-speed data, internet access, and voice over IP traffic comes in and out of the network through these Cable Modem Terminating Systems. Over on the right-hand side, is the Supplies and CPE category. This is a category that has grown very rapidly over the past two years for us as cable operators have deployed voice over IP and we sell the devices that go into the home. They’re called “Embedded Multimedia Terminal Adaptors,” which are a combination of a voice terminal as well as a high-speed data terminal, and that business has grown, as I said, quite rapidly, and as you can tell from the pie-chart, has become the dominant revenue generator in our company.
     We also have our “Telewire Supply” in that category. This is a product line that we carry that provides installation hardware and the like for the industry. We sell to all the global MSO’s (Multiple System Operators), large cable operators around the world. Our largest customer is Comcast, second largest right now I believe is Time Warner, Cox, Charter, all the names you’re familiar with, Cablevision. [For] our nine months through... 2007, our revenue is at a healthy 13% over what they were in 2006. We have over 800 employees worldwide and 25% of our revenue comes from international customers.
     Now, by combining ourselves with C-COR, we become by far the world’s leading pure-play cable solutions provider. It’s a company that is focused, essentially 100%, on providing solutions built from the ground up to support the operations of cable operators that have hybrid-fiber co-ax networks. And this sets us apart from our competitors in that this is what we are focused on solely. ARRIS, as I said, is the market leader in IP Telephony, with over a 45% market share. We have a number 2 position in cable modem terminating systems with over a 25% market share. We’ve grown that from zero in the past several years. We see growth opportunities with next-generation Edge QAMs. Edge QAMs are devices that are used, as you might expect, at the edge of the network to condition the signals to go out over the outside plant into your homes to provide the pictures and the internet signals and the voice over IP signals. And there’s a new generation of that product that we are introducing. So we’re entering that business again for the first time this year. And we have a world-class R&D organization. A large percentage of our employees are developmental engineers.

     C-COR is uniquely positioned to deliver unified video solutions. By that, I’m talking about anything from ad insertion to movies on demand. And if you think about what’s happening in advertising today, the big changes that are occurring with targeted advertising. A 15 second ad can be managed in terms of it’s delivery to a customer similar to the way, in fact almost identical to the way, a movie might be managed in its delivery to your home or to a particular customer. And C-COR has excelled in that category, with their video on demand and their ad insertion and their switched digital video products, which I will talk about again in a minute.
     They’re a leading player in the access and transport sector of the business. Access and transport are the products that are used outside to transport signals over the hybrid-fiber co-ax network. They have about a $3.5 billion dollar installed base of this product around the world. And they also have world-class R&D. So the cultures of the two companies match very, very well, the products do not overlap, and we see a lot of benefits to this deal. The benefits include strengthening our position as the leading pure-play player. Over the past 12 months, we had revenues of about $1.3 billion, just under $1.3 billion together, and we expect that to grow at a healthy pace in 2008. It expands our addressable market and accelerates our video strategy. This is from an ARRIS point of view. We’ve been strong in IP telephony and in internet protocol transportive internet access traffic, but it’s been our goal to expand into the video sector, and the C-COR acquisition certainly helps us do that. And it also helps us in terms of customer coverage. Our largest customer is Comcast, theirs is Time Warner. I’ll show you what that does when we combine it. It provides significant product line expansion in what we think are the more rapidly growing sectors of the market. So we think that as capital expenditures are made over the next several years, we’ll see them grow even faster in these sectors that we’ve targeted. And it diversifies our revenue across our customer base and enhances our financial profile considerably because the margins that C-COR brings into the deal are quite a bit higher than ARRIS has standalone, so combined we’ll see margin accretion in this deal.
     Now to update you on the process, we’re actually ahead of schedule. When we announced this in September on the 24th, we expected that we would close the deal in the first quarter of 2008, now we’re targeting December of 2007. We have a shareholder vote coming up on December 14th. We sailed through the SEC as well as the Justice Department reviews, and so again we’re ahead of schedule. We’ve talked to all of our customers, and our customers’ feedback has been very positive. I think that they have expressed to me that there’s been a void in the industry that this combination begins to fill in a very positive way. Our employees are also very excited about this. It gives them greater growth opportunity, and although there will be some synergies, there will be some reductions in a couple of areas, primarily headquarters and account coverage. For the most part, the employees see good opportunity ahead, and the integration planning is going extremely well. We’ve appointed Jim Lakin, who’s been the president of our broadband group, to be the so-called Chief Integration Officer, and he’s just done a wonderful job of putting a detailed plan together and communicating it to all of our customers and employees. And I think that when we close this on December 14th, we will hit the ground running.
     This next chart, number 8, describes the breadth of our product line, and compares it to some of the key competitors in the business. Our two largest competitors are Motorola and Cisco, and you can see by the stars across the top that our product line has as much breadth as anyone else in the industry that we compete with, with the exception that we do not participate in video set-top boxes, which is an area that we have intentionally avoided, actually. So this gives us not only a broader array of products, but it gives us a lot better solutions to take to customers. For example, this switched digital video work that Dave Woodle’s company, C-COR, has done is very complimentary to the work that we’re doing.
     In terms of customer footprint, it is world-wide. Most of our business is in the US, but we see big growth opportunities in certain other parts of the world, particularly, over the next year I think we’re going to see growth opportunities in Latin America, Mexico as well as South America, as a large investment is being made in those countries in cable infrastructure. Also in Asia we see good opportunities. ARRIS is in the process of building a development center in Shenzhen, China to increase our presence in Asia, and we’re well along in terms of staffing that center. We’re putting R&D activity over there initially. We have a sales office in Shanghai and other places around the Pacific Rim.
     Chart 10 gets at some of the revenue diversification I was talking about. You can see that at ARRIS, 30%, I believe these are last twelve month, no this is through September of ’07, nine month data. Broadband for us was 33%, Supplies and CPE and the rest was 67%. C-COR is 77% in their Access & Transport areas. Their two software-intensive businesses, on demand and operation support systems, which are their fastest-growing categories, represent another 23% of their business together. So when we put this together, you can see with the upper-right-hand pie chart that our product lines are more diversified and more balanced. If you look at it from a customer point of view, Comcast is ARRIS’ largest customer, also the largest cable operator by far in the world, and we have a great position in that account. Our second-largest customer I believe is Time Warner. For C-COR, their largest customer has been Time Warner, so when you put this all together, we come out with a better balance of customers and great account coverage, which is even more important than the balance that we have. We just have great account coverage. These two companies, these two largest companies have different characteristics in terms of how they buy their products, Comcast being more centralized. ARRIS has great position at the headquarters selling to Comcast, C-COR has a great team in the field selling to Time Warner, so I think we can help one another going forward and we see some good revenue synergies there. And speaking of revenue synergies, if you go to chart 11, you can see that, separately, the products on the top there, C-COR has a nice line of products, including optical and RF and VOD and OSS products, and ARRIS has a nice group of products. But what we’ve tried to portray with this chart is that by combining those products, we have solutions. An example of that would be our CMTS coupled with C-COR’s optical and RF or an OSS and packet cable multimedia software systems make a nice package that we can take to customers and solve a lot of their problems without their having to buy individual piece parts from various vendors and combining them. The OSS products really work across all of our product lines. The C-COR OSS products against the ARRIS OSS products.
     Switched digital video for a moment. Let me just pause and tell you what it is. Switched digital video is a way of making more efficient use of the cable infrastructure so that more channels can be offered. C-COR has part of that solution, ARRIS has part of that solution, and now we have a complete end-to-end solution for switched digital video which is going to be one of the big areas of spending in the industry beginning, actually, in this quarter.
     Now, when we did the announcement of the deal, we said we saw north of $10 million of synergies. As we’ve gotten deeper into the details, we now think that number is quite a bit larger, and we’re estimating that we’ll be at about a $15 to $16 million dollar per year run-rate by the end of 2008 as we implement the synergies that we’re talking about here. Large areas would be obviously in the public company costs in the G&A line. Headquarters and expenses, public company IT expenses and the like. We will reduce the combined spending in the area of marketing and sales by a significant amount, and that includes things like trade shows. We’re both at trade shows, oftentimes we’ll be one company at those trade shows.
     And, of course, big opportunity in the area of accounting overlaps, where we can become more efficient. And then we see some cost of sales efficiencies. Dave’s company, C-COR, has a factory in Mexico that we believe we could put some of our products in. They have a supply chain where we see some advantages. They see some advantages in some of the things we’re doing, and so we think there’s some measurable results we can accrue in the cost of sales line. Perhaps more importantly is the revenue synergy that we believe we’ll generate over time. This isn’t going to happen right out of the gate, but I think, over time, we’ll see, by combining product lines and combining account teams, significant revenue synergies. As I said, things like our network infrastructure products like CMTS for example, combined with the service assurance or the OSS product lines of C-COR, allow us to create features in our products that we wouldn’t otherwise be able to offer and increase our sales. We also see complimentary customer strength as well as areas such as the account coverage that I referred to earlier.
     Now, ARRIS and C-COR momentum coming into the deal is quite good. ARRIS revenues, as I said, are up 13%, our operating income is up 20% year over year, and C-COR revenues are up 31%, congratulations Dave, and operating income 352%. ARRIS had another record quarter in the third quarter in our CPE sales. We shipped over 1.9 million of our EMTAs into the industry. We have approaching a 50% market share in that business, and we’re very pleased with the results we have gotten. Importantly, we’ve shipped over 21,000 business service terminals into the industry. As many of you know, the cable industry has begun to pursue the small and medium business category, and that category represents a large growth opportunity for ourselves and our customers. Comcast alone has said that they will spend over $3 billion dollars in facilitating their thrust into that industry over the next three years. So, it’s going to be a good category for us, and this third quarter was the first quarter we had any significant sales into it, and I think that our position in the market is going to be just as strong if not stronger than it has been in the residential piece.
     We made substantial progress along what’s called our DOCSIS 3.0 strategy. That’s essentially our next-generation cable modem terminating system products. These are the products that will allow cable operators to offer ultra-high-speed service, what they call wideband service. We demonstrated this this year at the NCTA conference in Las Vegas with Comcast in the keynote presentation. It allows the operators to do 160 megabits of service to residential customers both upstream and downstream and compete well against the Verizon FiOs service, so the operators are looking eagerly forward to our deployment of that equipment. We have shipped into the cable labs in Colorado and the product is being evaluated out there as we speak. Our ARRIS D5 order pipeline, the D5 is this new, next-generation Edge QAM that’s used in the switched digital video deployments. We expect that that will generate significant new revenues for us in 2008, and the order pipeline is pretty healthy coming into the fourth quarter and we’ll be making some significant shipments. C-COR had software sales at a record level of $19 million dollars, and they generated over $29 million of cash, so putting these two companies together just makes a great deal of sense, and it’s something that we’re very pleased to be doing right now.
     The combined company, as I said earlier, we think that the combined company is a group of products and solutions that will hit where the growth is in the industry. Cable operators have got to invest aggressively. You all know that cable operators have been hit pretty hard recently, and I think a lot of that has bled over onto the vendor community. I think it’s one of the key reasons why our equity values are down. But if you kind of step back and think about that situation, they really have to continue to improve their networks in order to meet that competition. They have to deploy more high definition television channels, they have to provide better internet service, higher speed internet service, both upstream and downstream as people are loading more and more video content onto the Internet. And they have to provide customers with more choices and more control so that you can watch what you want to watch when you want to watch it. They’re not going to meet that competition by cutting back on capital spending, so we’re convinced that we’re in a great place here, and that by combining ARRIS and C-COR, we have the products and the technologies that allow customers to be in control, and to allow the operators to address the needs in their networks. Together, we’ll have almost 800 R&D engineers, a large service staff around the world, and a great pre-sales and post-sales account teams. Together we have, let’s see, we have a lot of patents. We have 153 patents granted and pending, and C-COR has 198. So we really are becoming a powerhouse technology supplier to this industry.
     More bandwidth is clearly needed. There’s no way that the operators are going to be able to provide you more high definition channels and compete with satellite or give you higher internet speeds and compete with Verizon’s FiOs systems without generating more capacity to carry that traffic. We have a number of solutions together to address more bandwidth. The first way is to increase more spectrum over which the cable operators operate from 750 to 1GHz, and we could do that with C-COR optical and RF access products. We can deploy switched digital video, which uses the ARRIS D5 universal Edge QAM and C-COR’s OSS product, its resource management software product, and it can make analog channels, in other words eliminate analog channels and convert to digital using, again, the D5 Edge QAM, move from DOCSIS 2 to DOCSIS 3, and so on. We have a number of solutions to this problem of generating more bandwidth. The one that I referred to earlier is switched digital video, and that takes advantage of the fact that anytime any node in the network that’s serving, say, several hundred customers, many of the channels, in fact, for the most part, most of the channels are not being watched, and yet those channels are still being transmitted down that fiber and coaxial cable into your home. So by using this switched digital video technology, the operators are able to just send the channels down the cable that you want, and that generates, or frees up bandwidth for them to add other programming or other content.
     In the voice area, we believe that, although we’re not going to see the kind of growth as a percent in this business as we’ve seen as they’ve launched voice over the past two years, we believe that this remains a very healthy part of our business with long legs into the future. And the proof of that is based on this chart, number 17, where we show the early adopters of cable telephone service have reached 305, 31% penetration levels in their networks. That’s Cablevision and Cox, who have been at it for several years. Charter, Time Warner, and Comcast entered this business relatively later, and they’re at 5%, 9%, and 6% penetration. There’s no reason in the world why these companies can’t reach the same level as Cox and Cablevision have done, and that will occur over the next several years, generating a very steady and healthy stream of income for ARRIS. The commercial services opportunity is another big one for next year as I mentioned earlier. The operators are going after small and medium-sized businesses. Initially they’re going after businesses that have fewer than 20 phone lines, and, as I said, we’ve provided a great product into that industry and began shipping it in quantity in third quarter and we’ll see that grow over the next year. It will be one of our premier lines of products. Our CMTS has been installed in a lot of places around the world. I think we have 125 customers around the world that use ARRIS CMTS. Comcast is our customer but we have 124 others that have our current generation product who are all going to be looking to upgrade to DOCSIS 3 over the next several years.
     So, if you believe that the cable and Telco and satellite competition is going to continue to intensify, and we certainly see it that way. And you believe that there’ll be a growth, a continued growth, in high definition internet and internet traffic that’s going to require more network capacity. And you believe that voice over IP over cable will continue to expand worldwide, then you have to believe that ARRIS and C-COR together have prospects that are quite excellent looking into the future. So, I will end with this slide that just extols the virtues of our coming together as one company, and we have maybe a minute for some questions, and then we can go downstairs.